RWT Holdings, Inc.
Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.
Depositor

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1

$290,400,000 (Approximate)

Preliminary Term Sheet
February 15, 2011

First Republic Bank, PHH Mortgage Corporation
Originators and Servicers

Citibank, N.A.
Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Credit Suisse Securities (USA) LLC
Underwriter and Lead Manager

J.P. Morgan Securities LLC and Jefferies & Company, Inc.
Co-Managers

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND
OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01.  This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product.  These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof.  The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities.  Investors should independently evaluate the risks associated with the securities and consult their own professional advisors.  These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Offered Certificates: $290,400,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	274,102,000	AAA	4.125(2)	3.72	3/11-8/28	7.50%	$100,000	Senior
A-IO	274,102,000(3)	AAA	0.654(4)	N/A	N/A	N/A	100%	Notional/Senior
B-1	7,408,000	AA	4.779(5)	8.74	3/11-11/24	5.00%	$100,000	Subordinate
B-2	5,186,000	A	4.779(5)	8.74	3/11-11/24	3.25%	$100,000	Subordinate
B-3	3,704,000	BBB	4.779(5)	8.74	3/11-11/24	2.00%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	2,223,000	BB	4.779(5)	Not Offered Hereby				Subordinate
B-5	3,703,815	NR/NR	4.779(5)					Subordinate
R	$0	NR/NR	N/A					Residual
LT-R	$0	NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review.  The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral.  Investors should rely on the information contained in the preliminary prospectus supplement.

(1)
The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance.  Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 20% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in March 2011.

(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) the Net WAC for such distribution date and (ii) approximately 4.125%.
(3)
Notional amount.  The Class A-IO Certificates will not be entitled to distributions of principal.  The Class A-IO Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date.

(4)	The interest rate on the Class A-IO Certificates will be an annual rate equal to the excess, if any, of the Net WAC over approximately 4.125%.
(5)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2011-1

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2011-1

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Citibank, N.A.

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	First Republic Bank 65.08%; PHH Mortgage Corporation 34.92%

Originators	First Republic Bank 65.08%; PHH Mortgage Corporation 34.92%

Custodian	Wells Fargo Bank, N.A.

Controlling Holder
At any time, any affiliate of the Depositor, other than the Seller, so long as that entity is the holder of the majority of the Class Principal Amount of the most subordinate class of certificates then outstanding with a Class Principal Amount greater than zero.

Ratings
In preparing for the offering, the sponsor engaged both Fitch, Inc. (“Fitch”) and Moody's Investors Service, Inc. (“Moody’s”) to provide ratings on the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch and executed a ratings application to Moody’s setting forth the terms on which each of Fitch and Moody’s, respectively, would provide such ratings.

Fitch, Inc. will rate the Offered Certificates. It is expected that the Offered Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

With respect to Moody’s, the sponsor subsequently terminated its rating application because the sponsor disagreed with Moody’s preliminary assessment of the risks attributable to the mortgage loans, including, without limitation, the risks attributable to the geographic concentration of the mortgage loans. Moody’s preliminary assessment of the risks attributable to the mortgage loans contributed to a preliminary determination by Moody’s that the initial subordination level needed to support the Aaa-rated Offered Certificates would be 10%.

Cut off Date	The close of business on February 1, 2011.

Expected Closing Date	On or about March 1, 2011.

Expected Investor Settlement Date	On or about March 1, 2011.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day commencing in March 2011.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1 and Class A-IO Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class A-IO, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans
303 fully amortizing fixed rate mortgage loans (representing approximately 57.32% of the mortgage pool) and hybrid mortgage loans (representing approximately 42.68% of the mortgage pool).  The hybrid mortgage loans generally provide for (a) interest at a fixed rate during an initial period of ten years from their origination and at an adjustable rate thereafter and (b) payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one-to two-family residential properties, condominiums, cooperative units, planned unit developments and townhouses.

Approximately 63.04% of the mortgage loans require prepayment charges if, during either the first three or the first five years after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan.   The amount of the prepayment charge is equal to the lesser of (i) one percent (1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment.  Prepayment charges are not the property of the trust fund and will not be paid to certificateholders.

Fees and Expenses
Before distributions are made on the certificates, each Servicer will be paid a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans.  The Master Servicer will be paid a monthly fee calculated as 0.019% annually on the principal balances of the mortgage loans.  The servicing and the master servicing fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders.  The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account.  The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator.  The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000.

Structure	Senior/subordinate, shifting interest.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Credit Enhancement
Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure.  The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Fitch	Bond Size	Initial Subordination
Class A-1	AAA	92.50%	7.50%

Monthly Advances
The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable). The Servicers will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer fails in its obligation to do so.  The Master Servicer and the Servicers will be entitled to reimburse themselves for any such advances from future payments and collections with respect to the mortgage loans serviced by such Servicer or the Master Servicer.

Compensating Interest
Each Servicer will provide compensating interest for prepayment interest shortfalls which result from a borrower prepaying a mortgage loan in full or in part up to the amount of the Servicer’s servicing fee for the related month.  If a Servicer fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to fund any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers may be entitled to reimburse themselves for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to each Distribution Date.

Certificate Principal Amount
For any certificate (other than the Class A-IO, Class R, and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any realized loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, the Certificate Principal Amounts of the certificates with the lowest payment priority, including any certificates whose Certificate Principal Amount has been reduced to zero, will be increased, up to the principal portion of any Realized Loss amounts previously allocated to those certificates and not recovered.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Certificate Writedown Amount
The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO, Class R and Class LT-R Certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Losses on that distribution date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)
For any Distribution Date and the Class A-1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class A-1 Certificates immediately prior to such date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date.

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
March 2011-February 2016	100%
March 2016-February 2017	the Senior % plus 70% of the Subordinate %
March 2017-February 2018	the Senior % plus 60% of the Subordinate %
March 2018-February 2019	the Senior % plus 40% of the Subordinate %
March 2019-February 2020	the Senior % plus 20% of the Subordinate %
March 2020 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any distribution date on or after the Distribution Date in March 2016, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the difference between 100% and the Senior Percentage on that distribution date. The initial Subordinate Percentage will be approximately 7.50%.

Subordinate Prepayment Percentage	For any Distribution Date, the difference between 100% and the Senior Prepayment Percentage on that distribution date.

Class Subordinate Percentage
For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO, Class R and Class LT-R Certificates) immediately before that Distribution Date.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Step-Down Test
As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status), any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date and any mortgage loans 120 or more days delinquent that were purchased by the Controlling Holder within the 12 months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
March 2016-February 2017	30%
March 2017-February 2018	35%
March 2018-February 2019	40%
March 2019-February 2020	45%
March 2020 and thereafter	50%

Realized Loss
An amount equal to (a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the Due Date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

or

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount.

Payment Priority
On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1 Certificates and then to the Class A-IO Certificates, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1 Certificates, the Senior Principal Distribution Amount, until its Class Principal Amount been reduced to zero; and

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereon) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero.

Interest Distribution Amount
For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’ share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall
For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Relief Act or similar state or local law.

Net Prepayment Interest Shortfall
For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer is obligated to remit pursuant to the related servicing agreement and/or the Master Servicer is obligated to remit pursuant to the pooling and servicing agreement to cover such shortfall for such due date.

Senior Principal Distribution Amount
On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 120 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

(3)   with respect to each mortgage loan that became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1 Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Principal Amount to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero, until the Class Principal Amount of the Class A-1 Certificates is reduced to zero.

Subordinate Principal Distribution Amount
For each Distribution Date the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 120 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to each class of Subordinate Certificates other than the Class B-1 Certificates, if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class was reduced to less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and the excess, if any, will be included in the Senior Principal Distribution Amount for such Distribution Date.

If on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the Class Principal Amount of the Class A-1 Certificates is reduced to zero, then the Subordinate Principal Distribution Amount will be allocated to the Subordinate Certificates then outstanding, sequentially in order of payment priority, until the Class Principal Amount of each such class is reduced to zero.

Available Distribution Amount
With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof;  (ii) insurance proceeds received during the related prepayment period; (iii) liquidation proceeds received during the related prepayment period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related prepayment period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related prepayment period, plus any amounts received from the related servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the substitution amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty, or by the Controlling Holder pursuant to its option to purchase mortgage loans that are at least 120 days delinquent; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

minus

(viii) amounts applied to reimburse monthly advances and servicing advances previously made and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ix) amounts applied to reimburse monthly advances and servicing advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to the pool and servicing agreement; and (x) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively).

Applicable Credit Support Percentage
For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.50%
B-2	5.00%
B-3	3.25%
B-4	2.00%
B-5	1.25%

Allocation of Realized Losses
If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1 Certificates.  In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention
The Class B-2, Class B-3, Class B-4, Class B-5, Class R and Class LT-R Certificates will initially be purchased by the Sponsor or one or more of its affiliates. The Sponsor or one or more of its affiliates will continue to retain the Class B-2, Class B-3, Class B-4, Class B-5, Class R and Class LT-R Certificates (the “Retained Certificates”) until such time as regulations governing sponsor/seller risk retention have been finalized and become effective. Once regulations have become effective, the Sponsor or one or more of its affiliates may cease to retain any portion of the Retained Certificates that are in excess of what is then required to be retained under applicable regulations, regardless of whether those regulations retroactively apply to the certificates. If those regulations require sponsors or sellers to retain a larger portion of the certificates than previously retained, the Sponsor or one or more of its affiliates do not currently intend to correspondingly increase their holdings of certificates.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Dispute Resolution
In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator, such Originator has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call
On any date on which the total stated principal balance of the mortgage loans has declined to less than 20% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the holder of the Class LT-R Certificate may purchase all of the mortgage loans from the trust fund, thereby causing an early retirement of the certificates.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment
The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes.  Certain of the Offered Certificates may be issued with original issue discount for federal income tax purposes.

ERISA Considerations
Each beneficial owner of Class A-1 Certificates and Class B-1 Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such Class A-1 Certificates or Class B-1 Certificates, as applicable, in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Class A-1 Certificates and Class B-1 Certificates, as applicable, must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s,  Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Sales of the Class A-IO, Class B-2 and Class B-3 Certificates to Plans are prohibited.

SMMEA Treatment
The Senior Certificates and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The payment date in March 2041. The actual final payment date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans	The sponsor, prior to including the mortgage loans in the mortgage pool, engaged a third-party loan review firm to conduct the review of the mortgage loans summarized below.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Credit and Compliance Review

The Sponsor conducted a credit and compliance review of approximately 80% (by number of mortgage loans) of the mortgage loans.  The review consisted of a review of the documentation in each originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers specified in the loan data provided to the Sponsor reasonably conformed to the data contained in the loan documentation included in the loan file and the underwriting guidelines previously provided to the Sponsor.  The Sponsor also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The Sponsor reviewed approximately 94% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination.  In some cases, the review included using an automated valuation method (AVM), broker price opinion (BPO) or other value reconciliation methodology to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder
The Controlling Holder will have the ability to affect the timing of foreclosures and sales of the mortgage loans or related mortgaged properties and certain loss mitigation decisions in accordance with the provisions of the transaction documents, which abilities shall include, but are not limited to, the following: (i) the option (but not the obligation) to purchase from the trust fund any mortgage loan that is 120 days or more delinquent at a purchase price determined in accordance with guidelines adopted by the Controlling Holder to be equal to the then fair market value of the mortgage loan at the time of purchase, provided that at the time of purchase the mortgage loan remains delinquent and (ii) the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Substitution Amount
For any month in which an originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Class A-1 Certificates Yield Table

Price: 100-00	10% CPR	15% CPR	20% CPR	25%CPR	30% CPR
Yield	4.058%	4.066%	4.064%	4.054%	4.037%
Weighted Average Life (years)	7.29	5.06	3.72	2.85	2.25
Modified Duration (years)	5.7	4.2	3.2	2.5	2.1
Principal Window (months)	1-314	1-261	1-210	1-171	1-141

Assumption:
1-Month LIBOR = 0.265%

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$ 296,326,815.10
Number of Mortgage Loans:	303
30 Years Fixed Percentage:	57.32%
Hybrid 10 Years Fixed Percentage:	42.68%
Average Scheduled Principal Balance:	$ 977,976.29	$ 441,000.00	$ 2,050,000.00
Weighted Average Gross Coupon:	5.048%	4.400%	5.750%
Weighted Average Seasoning:	8 months	1 month	23 months
Weighted Average Months to Next Rate Adjustment(2):	106 months	97 months	119 months
Weighted Average Original LTV Ratio:	58.79%	14.47%	80.00%
Weighted Average Original Combined LTV Ratio(1):	62.78%	14.47%	80.00%
Weighted Average Original Credit Score:	775	701	815
Weighted Average Debt-to-Income Ratio:	28.81%	2.51%	58.43%
Interest Only (10 Years) Loans Percentage:	42.19%
Weighted Average Gross Margin(2):	1.496%	1.000%	1.650%
Weighted Average Initial Periodic Rate Cap(2) (3):	None	None	None
Weighted Average Subsequent Periodic Rate Cap(2) (3):	None	None	None
Weighted Average Gross Maximum Lifetime Rate(2):	9.96%	9.40%	10.55%
Weighted Average Gross Minimum Lifetime Rate(2):	2.90%	2.90%	2.90%
Weighted Average Original Term:	360 months	360 months	360 months
Weighted Average Stated Remaining Term:	352 months	337 months	359 months
First Lien Percentage:	100%
Loans with Seconds at Origination:	30.21%
(1) The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 62.78%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage.  Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 61.63%
(2) Describes Hybrid 10 Year Fixed mortgage loans only
(3) The Hybrid 10 Year Fixed mortgage loans do not have an Initial Periodic Rate Cap or a Subsequent Periodic Rate Cap.  The Hybrid 10 Year Fixed mortgage loans are subject to a minimum floor of approximately 2.900% and the related maximum rate on the mortgage loans.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
30 Year Fixed Rate	192	169,853,720.08	57.32	884,654.79	5.113	773	63.34	66.92
Hybrid 10 Year Fixed	111	126,473,095.02	42.68	1,139,397.25	4.961	776	52.68	57.22
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
441,000.00 - 500,000.00	14	6,650,767.52	2.24	475,054.82	5.144	775	66.64	66.64
500,000.01 - 600,000.00	30	16,835,187.43	5.68	561,172.91	5.087	779	65.85	68.50
600,000.01 - 700,000.00	28	18,419,099.41	6.22	657,824.98	5.091	777	64.14	67.08
700,000.01 - 800,000.00	33	24,366,036.21	8.22	738,364.73	5.178	768	68.06	69.76
800,000.01 - 900,000.00	32	27,239,026.50	9.19	851,219.58	5.137	773	62.84	66.55
900,000.01 - 1,000,000.00	56	53,984,388.35	18.22	964,006.93	5.066	776	54.62	61.53
1,000,000.01 - 1,100,000.00	28	30,092,492.14	10.16	1,074,731.86	4.993	770	56.30	60.32
1,100,000.01 - 1,200,000.00	17	19,336,587.96	6.53	1,137,446.35	5.014	776	57.78	60.45
1,200,000.01 - 1,300,000.00	10	12,516,567.33	4.22	1,251,656.73	5.036	771	63.42	65.81
1,300,000.01 - 1,400,000.00	13	17,466,931.93	5.89	1,343,610.15	5.080	775	56.91	61.91
1,400,000.01 - 1,500,000.00	14	20,188,921.06	6.81	1,442,065.79	4.921	788	57.70	63.00
1,500,000.01 - 1,600,000.00	4	5,959,750.55	2.01	1,489,937.64	4.766	778	57.39	57.39
1,600,000.01 - 1,700,000.00	4	6,617,892.27	2.23	1,654,473.07	5.078	766	65.75	66.95
1,700,000.01 - 1,800,000.00	6	10,069,691.96	3.40	1,678,281.99	5.012	782	58.05	60.24
1,800,000.01 - 1,900,000.00	3	5,534,905.59	1.87	1,844,968.53	5.333	763	64.41	64.41
1,900,000.01 - 2,000,000.00	8	15,544,239.72	5.25	1,943,029.96	4.828	774	41.00	49.68
2,000,000.01 - 2,100,000.00	3	5,504,329.17	1.86	1,834,776.39	4.969	761	45.23	46.66
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The average loan balance of the mortgage loans at origination was approximately $992,774.87.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
441,000.00 - 500,000.00	14	6,650,767.52	2.24	475,054.82	5.144	775	66.64	66.64
500,000.01 - 600,000.00	31	17,418,667.55	5.88	561,892.50	5.084	778	65.33	68.03
600,000.01 - 700,000.00	31	20,548,577.11	6.93	662,857.33	5.106	777	64.91	67.42
700,000.01 - 800,000.00	32	23,990,064.31	8.10	749,689.51	5.177	768	66.93	69.10
800,000.01 - 900,000.00	33	28,278,826.71	9.54	856,934.14	5.108	774	63.90	67.49
900,000.01 - 1,000,000.00	55	53,469,619.98	18.04	972,174.91	5.082	776	53.99	60.76
1,000,000.01 - 1,100,000.00	28	30,162,746.88	10.18	1,077,240.96	4.979	770	56.73	60.74
1,100,000.01 - 1,200,000.00	15	17,364,187.96	5.86	1,157,612.53	5.011	775	56.48	59.45
1,200,000.01 - 1,300,000.00	11	13,814,567.33	4.66	1,255,869.76	5.013	772	62.86	65.02
1,300,000.01 - 1,400,000.00	13	17,523,880.26	5.91	1,347,990.79	5.068	774	56.11	61.10
1,400,000.01 - 1,500,000.00	15	22,071,656.00	7.45	1,471,443.73	4.891	788	58.98	63.83
1,500,000.01 - 1,600,000.00	4	6,203,152.22	2.09	1,550,788.05	4.838	781	58.23	61.58
1,600,000.01 - 1,700,000.00	4	6,617,892.27	2.23	1,654,473.07	5.078	766	65.75	66.95
1,700,000.01 - 1,800,000.00	5	8,656,413.69	2.92	1,731,282.74	5.031	782	56.09	58.65
1,800,000.01 - 1,900,000.00	3	5,534,905.59	1.87	1,844,968.53	5.333	763	64.41	64.41
1,900,000.01 - 2,000,000.00	7	13,945,889.72	4.71	1,992,269.96	4.814	773	39.75	47.93
2,000,000.01 - 2,050,000.00	2	4,075,000.00	1.38	2,037,500.00	5.098	754	41.19	43.12
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The average loan balance of the mortgage loans as of the cut-off date was approximately $977,976.29.

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
4.400 - 4.500	6	8,333,482.93	2.81	1,388,913.82	4.467	764	38.96	50.52
4.501 - 4.750	36	39,475,762.34	13.32	1,096,548.95	4.680	775	58.12	61.83
4.751 - 5.000	111	107,939,145.34	36.43	972,424.73	4.931	777	59.60	62.85
5.001 - 5.250	88	83,233,648.62	28.09	945,836.92	5.165	772	58.13	62.70
5.251 - 5.500	53	48,646,321.67	16.42	917,855.13	5.400	775	61.53	64.91
5.501 - 5.750	9	8,698,454.20	2.94	966,494.91	5.638	771	61.68	66.97
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 5.048%.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1	17	12,907,747.48	4.36	759,279.26	5.054	780	65.70	67.23
2	32	27,787,657.15	9.38	868,364.29	4.987	758	59.17	62.35
3	41	38,155,855.32	12.88	930,630.62	4.981	783	58.14	61.44
4	58	56,108,114.24	18.93	967,381.28	4.957	773	62.63	66.58
5	47	45,689,769.60	15.42	972,122.76	5.011	779	61.53	65.82
6	28	27,400,201.85	9.25	978,578.64	5.271	776	64.16	69.24
7	12	15,202,318.32	5.13	1,266,859.86	5.272	759	55.09	60.34
9	1	1,100,000.00	0.37	1,100,000.00	4.850	751	34.21	34.21
10	1	725,000.00	0.24	725,000.00	5.550	775	51.60	51.60
11	1	700,000.00	0.24	700,000.00	5.400	778	70.00	70.00
12	3	3,030,000.00	1.02	1,010,000.00	5.200	786	52.39	55.76
14	1	450,000.00	0.15	450,000.00	5.400	777	22.50	22.50
18	1	1,100,000.00	0.37	1,100,000.00	5.400	754	42.31	66.15
19	1	2,025,000.00	0.68	2,025,000.00	5.350	794	42.19	46.08
20	3	3,600,000.00	1.21	1,200,000.00	5.028	776	52.41	56.51
21	24	24,325,014.24	8.21	1,013,542.26	5.188	775	52.67	56.86
22	26	30,410,136.90	10.26	1,169,620.65	4.947	777	51.60	56.29
23	6	5,610,000.00	1.89	935,000.00	4.909	783	57.89	59.59
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 8 months.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Months to Next Rate Adjustment Date of the Hybrid 10 Year Fixed Mortgage Loans
Months to Next Rate Adjustment (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
97	6	5,610,000.00	4.44	935,000.00	4.909	783	57.89	59.59
98	26	30,410,136.90	24.04	1,169,620.65	4.947	777	51.60	56.29
99	24	24,325,014.24	19.23	1,013,542.26	5.188	775	52.67	56.86
100	3	3,600,000.00	2.85	1,200,000.00	5.028	776	52.41	56.51
101	1	2,025,000.00	1.60	2,025,000.00	5.350	794	42.19	46.08
102	1	1,100,000.00	0.87	1,100,000.00	5.400	754	42.31	66.15
106	1	450,000.00	0.36	450,000.00	5.400	777	22.50	22.50
108	3	3,030,000.00	2.40	1,010,000.00	5.200	786	52.39	55.76
109	1	700,000.00	0.55	700,000.00	5.400	778	70.00	70.00
110	1	725,000.00	0.57	725,000.00	5.550	775	51.60	51.60
111	1	1,100,000.00	0.87	1,100,000.00	4.850	751	34.21	34.21
113	7	10,805,111.76	8.54	1,543,587.39	5.185	757	52.44	57.78
114	4	4,855,200.00	3.84	1,213,800.00	4.932	793	59.97	71.60
115	11	14,103,130.93	11.15	1,282,102.81	4.727	793	53.70	57.45
116	11	11,694,147.01	9.25	1,063,104.27	4.650	776	53.77	58.45
117	5	6,200,000.00	4.90	1,240,000.00	4.668	775	48.95	52.48
118	4	4,647,354.18	3.67	1,161,838.54	4.727	738	56.11	60.06
119	1	1,093,000.00	0.86	1,093,000.00	4.700	786	59.89	59.89
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The weighted average months to next rate adjustment of the Hybrid 10 Year Fixed mortgage loans as of the cut-off date was approximately 106 months.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
14.47 - 15.00	3	2,225,000.00	0.75	741,666.67	5.028	756	14.64	15.29
15.01 - 20.00	5	5,564,816.09	1.88	1,112,963.22	4.940	767	17.30	39.75
20.01 - 25.00	7	8,581,511.60	2.90	1,225,930.23	5.082	764	22.56	27.02
25.01 - 30.00	2	2,289,856.17	0.77	1,144,928.09	4.893	778	29.43	31.89
30.01 - 35.00	8	8,091,679.94	2.73	1,011,459.99	4.913	759	33.24	43.50
35.01 - 40.00	8	8,259,890.85	2.79	1,032,486.36	5.023	778	36.79	50.05
40.01 - 45.00	21	24,234,448.74	8.18	1,154,021.37	5.026	777	42.54	51.65
45.01 - 50.00	22	23,605,434.53	7.97	1,072,974.30	5.061	771	48.10	51.52
50.01 - 55.00	31	32,788,884.11	11.07	1,057,705.94	5.007	779	52.92	60.10
55.01 - 60.00	26	27,896,400.73	9.41	1,072,938.49	4.922	776	57.95	61.78
60.01 - 65.00	22	21,761,834.45	7.34	989,174.29	5.061	772	62.76	65.80
65.01 - 70.00	55	56,821,042.87	19.18	1,033,109.87	5.060	778	68.49	70.05
70.01 - 75.00	47	38,576,160.69	13.02	820,769.38	5.101	775	74.04	74.63
75.01 - 80.00	46	35,629,854.33	12.02	774,562.05	5.164	773	79.31	79.31
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 58.79%.

Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
14.47 - 15.00	2	1,680,000.00	0.57	840,000.00	4.875	746	14.67	14.67
15.01 - 20.00	2	1,352,930.80	0.46	676,465.40	5.351	787	15.28	17.41
20.01 - 25.00	5	5,596,511.60	1.89	1,119,302.32	5.081	780	23.61	23.61
25.01 - 30.00	2	2,485,000.00	0.84	1,242,500.00	4.818	784	25.55	28.38
30.01 - 35.00	5	5,872,092.85	1.98	1,174,418.57	4.795	745	25.55	33.14
35.01 - 40.00	6	6,215,061.68	2.10	1,035,843.61	4.966	749	29.45	38.01
40.01 - 45.00	10	11,226,799.58	3.79	1,122,679.96	4.965	771	41.37	42.67
45.01 - 50.00	18	21,212,004.01	7.16	1,178,444.67	5.106	777	46.45	47.99
50.01 - 55.00	24	25,720,638.93	8.68	1,071,693.29	4.996	776	49.73	52.83
55.01 - 60.00	31	32,695,703.41	11.03	1,054,700.11	4.981	773	52.17	58.24
60.01 - 65.00	23	23,798,619.11	8.03	1,034,722.57	4.995	776	57.66	63.16
65.01 - 70.00	60	64,398,765.56	21.73	1,073,312.76	5.046	776	64.01	68.81
70.01 - 75.00	54	44,700,928.08	15.09	827,794.96	5.110	776	71.85	74.22
75.01 - 80.00	61	49,371,759.49	16.66	809,373.11	5.132	777	75.06	79.21
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 62.78%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage.  Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 61.63%

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Credit Scores of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
701 - 720	14	13,804,205.47	4.66	986,014.68	4.997	711	54.31	56.38
721 - 740	23	23,140,605.33	7.81	1,006,113.28	5.147	733	54.19	59.04
741 - 760	31	29,897,017.00	10.09	964,419.90	5.028	751	57.04	61.66
761 - 780	80	75,965,804.44	25.64	949,572.56	5.049	772	60.19	63.28
781 - 800	127	126,338,410.95	42.63	994,790.64	5.047	789	60.20	63.69
801 - 815	28	27,180,771.91	9.17	970,741.85	5.016	805	56.44	64.85
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average credit score of the mortgage loans at origination was approximately 775.

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
One Year Income with Assets	4	3,820,277.80	1.29	955,069.45	4.959	785	64.23	64.23
Two Years Income with Assets	299	292,506,537.30	98.71	978,282.73	5.049	774	58.72	62.76
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7,500.00 - 10,000.00	1	624,101.28	0.21	624,101.28	4.875	782	80.00	80.00
10,000.01 - 20,000.00	55	39,207,439.01	13.23	712,862.53	5.091	776	64.30	65.79
20,000.01 - 30,000.00	77	69,765,920.27	23.54	906,050.91	5.035	777	62.05	64.94
30,000.01 - 40,000.00	60	58,705,043.33	19.81	978,417.39	5.088	775	62.13	66.26
40,000.01 - 50,000.00	34	38,976,742.54	13.15	1,146,374.78	5.042	771	57.57	59.75
50,000.01 - 60,000.00	24	25,583,730.64	8.63	1,065,988.78	4.984	775	57.43	64.28
60,000.01 - 70,000.00	15	16,096,660.26	5.43	1,073,110.68	5.118	784	49.15	59.78
70,000.01 - 80,000.00	11	13,366,546.60	4.51	1,215,140.60	4.983	752	51.22	54.89
80,000.01 - 90,000.00	6	7,518,042.47	2.54	1,253,007.08	4.907	784	50.89	54.42
90,000.01 - 100,000.00	5	4,747,324.32	1.60	949,464.86	5.105	760	54.83	56.20
100,000.01 - 231,667.00	15	21,735,264.38	7.33	1,449,017.63	5.020	774	47.88	55.65
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average monthly income of the mortgage borrower at origination was approximately $46,593.90.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Debt-to-Income of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.51 - 5.00	1	598,487.23	0.20	598,487.23	4.750	777	60.00	60.00
5.01 - 10.00	8	8,226,625.19	2.78	1,028,328.15	4.882	766	48.56	50.60
10.01 - 15.00	24	25,190,658.40	8.50	1,049,610.77	5.074	779	55.63	60.12
15.01 - 20.00	31	29,825,632.61	10.07	962,117.18	5.058	769	60.22	62.80
20.01 - 25.00	43	39,016,255.87	13.17	907,354.79	5.074	777	61.59	66.00
25.01 - 30.00	52	52,661,104.78	17.77	1,012,713.55	5.044	771	59.74	61.82
30.01 - 35.00	49	46,373,438.22	15.65	946,396.70	5.075	777	63.75	67.24
35.01 - 40.00	69	66,967,283.14	22.60	970,540.34	5.057	774	56.80	62.09
40.01 - 45.00	19	19,975,161.29	6.74	1,051,324.28	4.946	784	57.01	63.56
45.01 - 50.00	4	3,388,124.38	1.14	847,031.09	5.126	784	44.93	51.30
50.01 - 58.43	3	4,104,043.99	1.38	1,368,014.66	4.982	755	45.77	52.30
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average debt-to-income of the mortgage loans at origination was approximately 28.81%.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
32,633.35 - 50,000.00	3	2,490,474.15	0.84	830,158.05	5.072	751	67.97	74.08
50,000.01 - 100,000.00	14	10,572,448.66	3.57	755,174.90	5.240	774	68.01	68.65
100,000.01 - 150,000.00	18	11,845,585.06	4.00	658,088.06	5.259	779	68.32	71.80
150,000.01 - 200,000.00	17	15,818,040.71	5.34	930,472.98	5.137	770	67.07	69.76
200,000.01 - 250,000.00	12	8,618,542.76	2.91	718,211.90	5.134	782	68.58	69.76
250,000.01 - 300,000.00	10	7,611,306.56	2.57	761,130.66	5.028	774	62.77	64.56
300,000.01 - 350,000.00	9	7,880,951.81	2.66	875,661.31	5.012	780	65.22	70.36
350,000.01 - 400,000.00	14	11,527,022.55	3.89	823,358.75	5.003	774	71.56	74.14
400,000.01 - 450,000.00	8	7,901,197.61	2.67	987,649.70	5.016	782	68.14	70.57
450,000.01 - 500,000.00	14	13,511,593.49	4.56	965,113.82	5.118	771	61.59	66.26
500,000.01 - 550,000.00	10	10,430,094.25	3.52	1,043,009.43	5.084	782	63.01	69.19
550,000.01 - 600,000.00	5	4,921,755.99	1.66	984,351.20	4.966	766	60.78	72.10
600,000.01 - 650,000.00	6	5,339,072.13	1.80	889,845.35	5.184	764	65.64	66.94
650,000.01 - 700,000.00	3	3,352,143.98	1.13	1,117,381.33	5.037	769	66.60	66.60
700,000.01 - 750,000.00	8	8,131,247.71	2.74	1,016,405.96	4.962	780	62.10	66.53
750,000.01 - 800,000.00	6	7,282,452.96	2.46	1,213,742.16	5.042	759	56.85	59.89
800,000.01 - 850,000.00	8	6,901,873.98	2.33	862,734.25	5.132	775	60.44	64.15
850,000.01 - 900,000.00	7	6,936,341.89	2.34	990,905.98	4.974	772	56.01	60.18
900,000.01 - 950,000.00	5	4,524,821.85	1.53	904,964.37	5.025	791	64.20	70.69
950,000.01 - 1,000,000.00	5	4,185,435.96	1.41	837,087.19	5.177	776	60.09	63.52
1,000,000.01 - 1,050,000.00	4	5,096,260.85	1.72	1,274,065.21	4.977	769	59.54	64.74
1,050,000.01- 36,766,383.15	117	131,448,150.19	44.36	1,123,488.46	4.999	775	51.61	56.11
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average verified assets of the mortgage borrower at origination was approximately $2,226,529.66.

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	228	221,207,590.02	74.65	970,208.73	5.020	775	59.16	63.01
Self-Employed	75	75,119,225.08	25.35	1,001,589.67	5.132	773	57.68	62.12
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Interest-Only Term of the Mortgage Loans(1) at Origination
Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	110	125,032,714.09	42.19	1,136,661.04	4.966	776	52.54	57.14
None	193	171,294,101.01	57.81	887,534.20	5.108	774	63.35	66.90
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
(1) All of the 30 Year Fixed Rate loans are fully amortizing.

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Primary	283	279,603,701.64	94.36	987,998.95	5.041	774	58.80	63.01
Second Home	19	16,043,765.52	5.41	844,408.71	5.166	777	58.32	58.73
Investor	1	679,347.94	0.23	679,347.94	5.250	771	65.00	65.00
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate/Term Refinance	174	171,042,172.63	57.72	983,000.99	5.073	776	56.25	60.93
Purchase	111	105,034,902.87	35.45	946,260.39	5.005	772	66.12	68.65
Cash Out Refinance	18	20,249,739.60	6.83	1,124,985.53	5.056	779	42.17	48.00
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	224	225,244,674.72	76.01	1,005,556.58	5.044	775	57.84	62.27
PUD	53	43,990,603.14	14.85	830,011.38	5.073	776	64.97	67.45
Condo	14	14,102,000.58	4.76	1,007,285.76	5.053	766	58.89	61.73
Co-op	8	7,564,492.51	2.55	945,561.56	4.974	763	55.78	55.78
Two Family	3	3,425,044.15	1.16	1,141,681.38	5.336	774	48.6	59.37
Townhouse	1	2,000,000.00	0.67	2,000,000.00	4.75	789	57.55	57.55
Total:	303	296,326,815.10	100	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	152	166,757,141.40	56.27	1,097,086.46	5.011	777	55.50	61.19
New York	21	24,143,414.50	8.15	1,149,686.40	4.954	767	56.84	58.30
Washington	21	17,706,642.30	5.98	843,173.44	5.107	766	61.52	64.99
Massachusetts	18	14,631,287.33	4.94	812,849.30	5.056	773	65.16	66.56
Colorado	10	8,377,472.00	2.83	837,747.20	5.368	761	62.91	64.89
Connecticut	6	7,903,453.21	2.67	1,317,242.20	4.950	768	48.89	50.15
Texas	8	5,608,000.73	1.89	701,000.09	5.151	755	71.96	71.96
Michigan	7	5,367,754.28	1.81	766,822.04	5.251	786	67.97	70.45
Oregon	5	5,025,519.54	1.70	1,005,103.91	5.210	770	63.21	67.85
New Jersey	4	4,161,563.13	1.40	1,040,390.78	4.972	777	65.95	65.95
Tennessee	5	3,713,536.19	1.25	742,707.24	5.139	786	64.88	72.23
Illinois	5	3,595,925.24	1.21	719,185.05	5.188	769	66.10	69.38
Arizona	6	3,200,721.43	1.08	533,453.57	5.195	773	63.49	66.84
Florida	4	2,853,790.99	0.96	713,447.75	4.916	756	72.30	72.30
Maryland	4	2,658,638.64	0.90	664,659.66	5.414	764	75.08	75.08
Idaho	2	2,379,225.35	0.80	1,189,612.68	4.967	789	62.04	62.04
Virginia	2	1,937,286.26	0.65	968,643.13	5.180	761	68.42	68.42
Oklahoma	2	1,799,067.19	0.61	899,533.59	5.146	791	60.66	60.66
Pennsylvania	3	1,564,473.67	0.53	521,491.22	5.095	796	72.94	72.94
South Carolina	2	1,484,429.75	0.50	742,214.88	5.237	774	77.94	77.94
Ohio	2	1,444,986.05	0.49	722,493.03	5.176	771	76.59	79.54
Maine	2	1,353,291.81	0.46	676,645.91	5.250	789	68.33	68.33
New Hampshire	1	1,204,148.03	0.41	1,204,148.03	5.000	780	55.00	55.00
North Carolina	1	960,017.99	0.32	960,017.99	5.125	803	50.15	50.15
Hawaii	1	902,352.81	0.30	902,352.81	4.875	790	72.18	72.18
Kansas	1	819,183.66	0.28	819,183.66	5.250	771	66.00	66.00
Minnesota	1	737,072.33	0.25	737,072.33	5.000	785	42.27	42.27
Vermont	1	679,347.94	0.23	679,347.94	5.250	771	65.00	65.00
Georgia	1	632,475.74	0.21	632,475.74	5.375	807	77.01	77.01
Nevada	1	563,383.34	0.19	563,383.34	4.750	788	75.00	75.00
Indiana	1	556,012.87	0.19	556,012.87	5.125	765	80.00	80.00
Alabama	1	546,591.05	0.18	546,591.05	4.875	781	74.02	74.02
Missouri	1	541,123.27	0.18	541,123.27	5.250	784	74.90	74.90
Louisiana	1	517,485.08	0.17	517,485.08	5.000	775	80.00	80.00
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco, CA	30	33,726,526.04	11.38	1,124,217.53	5.056	772	49.41	57.65
New York, NY	11	14,585,638.28	4.92	1,325,967.12	4.967	766	59.17	59.17
Los Angeles, CA	11	13,127,820.04	4.43	1,193,438.19	4.958	772	56.88	61.69
Menlo Park , CA	6	7,693,809.69	2.60	1,282,301.62	4.798	770	58.53	61.71
Piedmont, CA	6	7,575,064.53	2.56	1,262,510.75	4.949	786	52.22	59.80
Santa Monica, CA	5	6,809,217.38	2.30	1,361,843.48	5.104	788	42.59	48.14
Seattle, WA	7	5,858,490.12	1.98	836,927.16	5.081	754	62.12	64.72
Hillsborough, CA	5	5,746,790.37	1.94	1,149,358.07	5.017	780	50.79	60.11
Los Altos, CA	5	5,365,074.56	1.81	1,073,014.91	4.880	782	60.57	62.38
Atherton , CA	4	5,169,394.52	1.74	1,292,348.63	4.979	776	42.62	52.16
Other	213	190,668,989.57	64.34	895,159.58	5.078	775	61.92	65.05
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Index of the Hybrid 10 Year Fixed Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1 Month LIBOR	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22

Rate Adjustment Frequency of the Hybrid 10 Year Fixed Mortgage Loans
Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Monthly	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Margin of the Hybrid 10 Year Fixed Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1.000	1	1,000,000.00	0.79	1,000,000.00	5.100	780	41.67	52.08
1.001 - 1.250	7	8,643,872.50	6.83	1,234,838.93	4.950	775	48.49	49.83
1.251 - 1.500	61	64,221,134.81	50.78	1,052,805.49	5.089	776	52.19	56.81
1.501 - 1.650	42	52,608,087.71	41.60	1,252,573.52	4.805	776	54.18	59.04
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The weighted average margin of the Hybrid 10 Year Fixed mortgage loans at origination was approximately 1.496%.

Initial Periodic Cap of the Hybrid 10 Year Fixed Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The Hybrid 10 Year Fixed mortgage loans do not have an Initial Periodic Cap.  The Hybrid 10 Year Fixed mortgage loans are subject to a minimum floor of approximately 2.900% and the related maximum rate on the mortgage loans.

Subsequent Periodic Cap of the Hybrid 10 Year Fixed Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The Hybrid 10 Year Fixed mortgage loans do not have a Subsequent Periodic Cap.  The Hybrid 10 Year Fixed mortgage loans are subject to a minimum floor of approximately 2.900% and the related maximum rate on the mortgage loans.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Maximum Mortgage Rate of the Hybrid 10 Year Fixed Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
9.400 - 9.500	6	8,333,482.93	6.59	1,388,913.82	4.467	764	38.96	50.52
9.501 - 10.000	61	70,058,798.31	55.39	1,148,504.89	4.804	779	56.34	59.45
10.001 - 10.500	41	45,255,813.78	35.78	1,103,800.34	5.259	773	50.36	55.29
10.501 - 10.550	3	2,825,000.00	2.23	941,666.67	5.550	786	39.45	52.94
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The weighted average maximum rate of the Hybrid 10 Year Fixed mortgage loans at origination was approximately 9.961%.

Minimum Mortgage Rate of the Hybrid 10 Year Fixed Mortgage Loans
Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.900	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22
The weighted average minimum rate of the Hybrid 10 Year Fixed mortgage loans at origination was approximately 2.900%.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Next Rate Adjustment Date of the Hybrid 10 Year Fixed Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
March 2019	6	5,610,000.00	4.44	935,000.00	4.909	783	57.89	59.59
April 2019	26	30,410,136.90	24.04	1,169,620.65	4.947	777	51.60	56.29
May 2019	24	24,325,014.24	19.23	1,013,542.26	5.188	775	52.67	56.86
June 2019	3	3,600,000.00	2.85	1,200,000.00	5.028	776	52.41	56.51
July 2019	1	2,025,000.00	1.60	2,025,000.00	5.350	794	42.19	46.08
August 2019	1	1,100,000.00	0.87	1,100,000.00	5.400	754	42.31	66.15
December 2019	1	450,000.00	0.36	450,000.00	5.400	777	22.50	22.50
February 2020	3	3,030,000.00	2.40	1,010,000.00	5.200	786	52.39	55.76
March 2020	1	700,000.00	0.55	700,000.00	5.400	778	70.00	70.00
April 2020	1	725,000.00	0.57	725,000.00	5.550	775	51.60	51.60
May 2020	1	1,100,000.00	0.87	1,100,000.00	4.850	751	34.21	34.21
July 2020	7	10,805,111.76	8.54	1,543,587.39	5.185	757	52.44	57.78
August 2020	4	4,855,200.00	3.84	1,213,800.00	4.932	793	59.97	71.60
September 2020	11	14,103,130.93	11.15	1,282,102.81	4.727	793	53.70	57.45
October 2020	11	11,694,147.01	9.25	1,063,104.27	4.650	776	53.77	58.45
November 2020	5	6,200,000.00	4.90	1,240,000.00	4.668	775	48.95	52.48
December 2020	4	4,647,354.18	3.67	1,161,838.54	4.727	738	56.11	60.06
January 2021	1	1,093,000.00	0.86	1,093,000.00	4.700	786	59.89	59.89
Total:	111	126,473,095.02	100.00	1,139,397.25	4.961	776	52.68	57.22

Original Term to Maturity of the Mortgage Loans
Original Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
360	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average original term to maturity of the mortgage loans at origination was approximately 360 months.

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Remaining Term to Maturity of the Mortgage Loans
Remaining Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
337	6	5,610,000.00	1.89	935,000.00	4.909	783	57.89	59.59
338	26	30,410,136.90	10.26	1,169,620.65	4.947	777	51.60	56.29
339	24	24,325,014.24	8.21	1,013,542.26	5.188	775	52.67	56.86
340	3	3,600,000.00	1.21	1,200,000.00	5.028	776	52.41	56.51
341	1	2,025,000.00	0.68	2,025,000.00	5.350	794	42.19	46.08
342	1	1,100,000.00	0.37	1,100,000.00	5.400	754	42.31	66.15
346	1	450,000.00	0.15	450,000.00	5.400	777	22.50	22.50
348	3	3,030,000.00	1.02	1,010,000.00	5.200	786	52.39	55.76
349	1	700,000.00	0.24	700,000.00	5.400	778	70.00	70.00
350	1	725,000.00	0.24	725,000.00	5.550	775	51.60	51.60
351	1	1,100,000.00	0.37	1,100,000.00	4.850	751	34.21	34.21
353	12	15,202,318.32	5.13	1,266,859.86	5.272	759	55.09	60.34
354	28	27,400,201.85	9.25	978,578.64	5.271	776	64.16	69.24
355	47	45,689,769.60	15.42	972,122.76	5.011	779	61.53	65.82
356	58	56,108,114.24	18.93	967,381.28	4.957	773	62.63	66.58
357	41	38,155,855.32	12.88	930,630.62	4.981	783	58.14	61.44
358	32	27,787,657.15	9.38	868,364.29	4.987	758	59.17	62.35
359	17	12,907,747.48	4.36	759,279.26	5.054	780	65.70	67.23
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
The weighted average remaining term to maturity of the mortgage loans as of the cut-off was approximately 352 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
36 months	12	13,274,669.08	4.48	1,106,222.42	5.093	772	50.39	57.27
60 months	154	173,532,804.31	58.56	1,126,836.39	4.978	776	55.55	60.15
None	137	109,519,341.71	36.96	799,411.25	5.154	772	64.94	67.63
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	172	192,853,138.99	65.08	1,121,239.18	4.986	776	54.92	59.77
PHH Mortgage Corporation	131	103,473,676.11	34.92	789,875.39	5.164	772	66.00	68.40
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	172	192,853,138.99	65.08	1,121,239.18	4.986	776	54.92	59.77
PHH Mortgage Corporation	131	103,473,676.11	34.92	789,875.39	5.164	772	66.00	68.40
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Had Second at Origination	85	89,513,172.69	30.21	1,053,096.15	5.041	777	48.14	61.37
None	218	206,813,642.41	69.79	948,686.43	5.051	774	63.40	63.40
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No PMI	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
February 2009	9	8,475,000.00	2.86	941,666.67	4.878	782	53.96	56.17
March 2009	27	31,884,654.49	10.76	1,180,913.13	4.993	776	51.96	56.27
April 2009	21	21,735,496.65	7.33	1,035,023.65	5.171	776	53.44	57.94
May 2009	2	1,850,000.00	0.62	925,000.00	5.054	766	47.72	55.68
June 2009	1	2,025,000.00	0.68	2,025,000.00	5.350	794	42.19	46.08
July 2009	1	1,100,000.00	0.37	1,100,000.00	5.400	754	42.31	66.15
November 2009	1	450,000.00	0.15	450,000.00	5.400	777	22.50	22.50
January 2010	4	3,730,000.00	1.26	932,500.00	5.237	784	55.69	58.43
March 2010	2	1,825,000.00	0.62	912,500.00	5.128	761	41.12	41.12
May 2010	2	2,388,206.17	0.81	1,194,103.09	5.115	762	44.69	55.74
June 2010	14	18,353,137.77	6.19	1,310,938.41	5.267	768	56.35	61.96
July 2010	30	29,434,816.93	9.93	981,160.56	5.189	773	63.30	67.07
August 2010	44	41,212,844.83	13.91	936,655.56	5.021	779	62.99	67.72
September 2010	62	60,045,890.97	20.26	968,482.11	4.954	775	62.50	66.37
October 2010	37	34,480,057.49	11.64	931,893.45	4.984	776	55.50	58.89
November 2010	29	24,428,962.32	8.24	842,378.01	5.011	762	62.10	64.82
December 2010	17	12,907,747.48	4.36	759,279.26	5.054	780	65.70	67.23
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
March 2039	6	5,610,000.00	1.89	935,000.00	4.909	783	57.89	59.59
April 2039	26	30,410,136.90	10.26	1,169,620.65	4.947	777	51.60	56.29
May 2039	24	24,325,014.24	8.21	1,013,542.26	5.188	775	52.67	56.86
June 2039	3	3,600,000.00	1.21	1,200,000.00	5.028	776	52.41	56.51
July 2039	1	2,025,000.00	0.68	2,025,000.00	5.350	794	42.19	46.08
August 2039	1	1,100,000.00	0.37	1,100,000.00	5.400	754	42.31	66.15
December 2039	1	450,000.00	0.15	450,000.00	5.400	777	22.50	22.50
February 2040	3	3,030,000.00	1.02	1,010,000.00	5.200	786	52.39	55.76
March 2040	1	700,000.00	0.24	700,000.00	5.400	778	70.00	70.00
April 2040	1	725,000.00	0.24	725,000.00	5.550	775	51.60	51.60
May 2040	1	1,100,000.00	0.37	1,100,000.00	4.850	751	34.21	34.21
July 2040	12	15,202,318.32	5.13	1,266,859.86	5.272	759	55.09	60.34
August 2040	28	27,400,201.85	9.25	978,578.64	5.271	776	64.16	69.24
September 2040	47	45,689,769.60	15.42	972,122.76	5.011	779	61.53	65.82
October 2040	58	56,108,114.24	18.93	967,381.28	4.957	773	62.63	66.58
November 2040	41	38,155,855.32	12.88	930,630.62	4.981	783	58.14	61.44
December 2040	32	27,787,657.15	9.38	868,364.29	4.987	758	59.17	62.35
January 2041	17	12,907,747.48	4.36	759,279.26	5.054	780	65.70	67.23
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78
Total:	303	296,326,815.10	100.00	977,976.29	5.048	775	58.79	62.78

Sequoia Mortgage Trust 2011-1
Mortgage Pass-Through Certificates, Series 2011-1
PRELIMINARY TERM SHEET

CONTACTS

TRADING

Brian Chin	212-325-0357	brian.m.chin@credit-suisse.com
Jim Buccola	212-325-0357	james.buccola@credit-suisse.com
Gary Buchalter	212-325-0357	gary.buchalter@credit-suisse.com
Christian Wall	212-325-0357	christian.wall@credit-suisse.com

STRUCTURED FINANCE

Peter Sack	212-325-7892	peter.sack@credit-suisse.com
Deirdre Harrington	212-325-7995	deirdre.harrington@credit-suisse.com
Kevin Steele	212-538-8860	kevin.steele@credit-suisse.com
Glenn Guszkowski	212-325-6386	glenn.guszkowski@credit-suisse.com
John Winchester	212-325-2905	john.winchester@credit-suisse.com

COLLATERAL

Jason Savage	212-538-4829	jason.savage@credit-suisse.com
Deirdre Harrington	212-325-7995	deirdre.harrington@credit-suisse.com

LEGAL
Gene Haldeman	212-325-4053	gene.haldeman@credit-suisse.com